UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

Charles River Laboratories International, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15943	06-1397316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 Ballardvale St. Wilmington, Massachusetts 01887		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781-222-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On February 12 , 2019, Charles River Laboratories International, Inc. (“Charles River”) acting as guarantor, and Charles River Nederland B.V., a wholly-owned subsidiary of Charles River (“CRL Nederland ”), made a binding offer (the “Offer”) to all of the security holders (collectively, the “Sellers”) of CTL International, a French sociètè par actions simplifiée, (“CTL”) the parent entity of Citoxlab Group, a French sociètè par actions simplifiée (“Citoxlab”) to purchase all the outstanding securities of CTL (the “Share Purchase”) for €448 million in cash. In consideration of the Offer, the Sellers, CRL Nederland and Charles River (acting as guarantor) entered into an Exclusivity Agreement on February 12, 2019 (the “Exclusivity Agreement”).

In the Offer, CRL Nederland undertakes and offers on the terms and subject to the conditions therein (1) to purchase all of the Sellers’ securities and (2) to execute a Share Sale and Purchase Agreement (the “SPA”) in the form attached to the Offer upon receipt of a signed copy of the SPA from the Sellers. The Offer will remain open (the “Offer Period”) for acceptance by the Sellers until the earlier of the two following dates: (1) five business days after the Sellers receive or are deemed to have received definitive opinion from the works council of Citoxlab France, and (2) June 15, 2019, unless a judicial proceeding initiated by any third party extends the consultations with the works council, in which event the Offer Period expires on the fifth business day following the earlier of (a) a court order that would permit the parties to sign the offer letter and the SPA, or (b) the date on which the consultations (including any extension of consultation) ordered by a court order have been completed. However, if a judicial proceeding as referred to in (2) is still pending at the end of the Offer Period, CRL Nederland will be entitled to extend at its own option the Offer Period, in one or more times, up until the end of the Exclusivity Period (as defined in the Exclusivity Agreement).

In the Exclusivity Agreement, the Sellers and CTL represent and warrant that (1) as of the date of the Exclusivity Agreement, neither the Sellers nor CTL are in discussions relating to certain alternative transactions, (2) prior to the date of the Exclusivity Agreement, neither the Sellers nor CTL have entered into agreements or binding commitments to effect any alternative transaction, and (3) during the exclusivity period, if either the Sellers or CTL receive an alternate offer for certain alternative transactions, the Sellers and CTL will not negotiate or accept the alternate offer and will promptly notify CRL Nederland of the alternate offer, including the identity of the third party making such alternative offer. In addition, the Sellers undertake that neither they nor their representatives will solicit or engage in discussions with any person other than CRL Nederland with a view to any alternative transaction, provide any person other than CRL Nederland with any information with a view to an alternative transaction, or enter into an agreement or arrangement with a view to an alternative transaction. The Exclusivity Agreement will cease upon the earliest of: (1) the end of the 5th business day following the date on which the Offer has been accepted by the Sellers (if CRL Nederland has not executed the SPA), (2) the date the SPA is signed by all parties, (3) the date on which a payment is due to be made by CRL Nederland because the conditions relating to the antitrust clearance or foreign investment clearance (discussed in more detail below) become impossible or are not fulfilled by October 31, 2019, and (4) December 31, 2019 (the “Exclusivity Period”).

CRL Nederland’s and the Sellers’ obligations to complete the Share Purchase are subject to various customary conditions, including the expiration or termination of the waiting period under the merger control laws of the German Federal Cartel Office, the receipt of investment control clearance (including the expiration or termination of applicable waiting periods) under the articles R.153-1, et seq. of the French Monetary and Financial Code, and the absence of any material adverse change to the business, assets, operations, prospects or conditional of the CTL and its consolidated subsidiaries between the date of the Offer and the closing date. CRL Nederland’s obligation to complete the Share Purchase is not subject to any condition related to the availability of financing or further approval of their respective Boards of Directors. The Exclusivity Agreement also incorporates and renders immediately applicable certain covenants provided for in the form of SPA attached to the Offer, notably including as regards the management of CTL prior to closing.

Pursuant to the form of SPA attached to the Offer, CRL Nederland and each of the Sellers will make customary representations, warranties and covenants, including that the Sellers will, to the extent of their respective authority, ensure that CTL will conduct its business in the ordinary course and refrain from taking certain actions until the consummation of the Share Purchase. The draft of the SPA attached to the Offer provides that the SPA may be terminated under specified circumstances, including if the Share Purchase is not consummated on or before October 31, 2019 (the “Outside Date”). If as of such date, the Share Purchase has not occurred for the sole and exclusive reason that either of the closing conditions requiring the expiration or termination of the waiting period under (1) the merger control laws of the German Federal Cartel Office or (2) French investment control clearance is not satisfied, upon termination of the SPA CRL Nederland would be required to pay the Sellers a termination fee equal to the higher of (i) 4% of the closing purchase price and (ii) €18.2 million Euros, which will serve as Sellers’ sole and exclusive remedy upon such termination.

The foregoing description of the Offer and the Exclusivity Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Offer and the Exclusivity Agreement, which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 7.01	Regulation FD Disclosure.

On February 13, 2019, Charles River issued a press release announcing the transaction. A copy of the press release is attached hereto as Exhibit 99.1. The information being furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit Number	Title

2.1	Offer relating to CTL International SAS. (“CTL”) among Charles River Nederland B.V., Charles River Laboratories International, Inc. (as guarantor). AXO LBO Fund V Supplementary FPCI, Jean-Francios Le Bigot, Roy Foster, Patrick Spies, and certain other equity holders of CTI, dated February 12, 2019.*

2.2	Exclusivity Agreement among CTL International SAS. (“CTL”) among Charles River Nederland B.V., Charles River Laboratories International, Inc. (as guarantor). AXO LBO Fund V Supplementary FPCI, Jean-Francios Le Bigot, Roy Foster, Patrick Spies, and certain other equity holders of CTI, dated as of February 12, 2019*

99.1	Press Release

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule and/or exhibit to the Securities and Exchange commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Charles River Laboratories International, Inc.

Date: February 15, 2019	By:	/s/ Karen Queen Stern
Name: Karen Queen Stern
Title: Corporate Counsel and Assistant Secretary

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